As filed with the Securities and Exchange Commission on December 9, 2005
1933 Act File No. 333-129325
1940 Act File No. 811-21593

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-2
☑ REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

☐ PRE-EFFECTIVE AMENDMENT NO.

☑ POST-EFFECTIVE AMENDMENT NO. 1

and

☑  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☑ AMENDMENT NO. 23

Kayne Anderson MLP Investment Company
(Exact Name of Registrant as Specified in Charter)

1800 Avenue of the Stars, Second Floor

Los Angeles, California 90067
(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (310) 556-2721

David J. Shladovsky, Esq.

Kayne Anderson Capital Advisors, L.P.
1800 Avenue of the Stars, Second Floor
Los Angeles, California 90067
(Name and Address of Agent for Service)

Copies of Communications to:

David A. Hearth, Esq.	Frank P. Bruno, Esq.
Paul, Hastings, Janofsky & Walker LLP	Sidley Austin Brown & Wood LLP
55 Second Street, 24th Floor	787 7th Avenue
San Francisco, California 94105-3441	New York, New York 10019
(415) 856-7000	(212) 839-5300

      Approximate Date of Proposed Public Offering: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. ☐

      It is proposed that this filing will become effective (check appropriate box): ☐ when declared effective pursuant to section 8(c).

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Proposed
		Maximum	Proposed
	Amount Being	Offering	Maximum Aggregate	Amount of
Title of Securities Being Registered	Registered	Price Per Unit	Offering Price(1)	Registration Fee(2)

Senior Notes, Series E	2,400	$25,000	$60,000,000	$6,420

(1)	Estimated pursuant to Rule 457 solely for the purpose of determining the registration fee.
(2)	Previously paid.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

KAYNE ANDERSON MLP INVESTMENT COMPANY (the “Registrant”)

CONTENTS OF THE REGISTRATION STATEMENT

This registration statement of the Registrant contains the following documents:

Facing Sheet

Contents of the Registration Statement

Part C — Other Information

Signature Page

Exhibits

Explanatory Note:
The Registrant has prepared this Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 for the purpose of filing an exhibit to the Registration Statement and updating Item 24 of Part C. Post-Effective Amendment No. 1 does not modify any provisions of the Prospectus or Statement of Additional Information constituting Part A and Part B of the Registration Statement and, accordingly, such Prospectus and Statement of Additional Information have not been included herein. In addition, Post-Effective Amendment No. 1 does not modify Items 25-33 of Part C.

KAYNE ANDERSON MLP INVESTMENT COMPANY

PART C — Other Information

Item 24.	Financial Statements and Exhibits
(1)	Financial Statements: filed herein as part of registrant’s Statement of Additional Information.

(2)	Exhibits
(a)	Charter
(1)	Articles of Incorporation *

(2)	Articles of Amendment to the Articles of Incorporation — dated August 11, 2004 **

(3)	Articles of Amendment and Restatement ***

(4)	Articles Supplementary †††
(b)	(1)	Bylaws of Registrant*

(2)	Amended and Restated Bylaws of Registrant ****

(c)		Voting Trust Agreement — none

(d)	(1)	Form of Note ††††

(2)	Indenture of Trust ††

(3)	Form of Supplemental Indenture of Trust ††††

(4)	Statement of Eligibility of Trustee on Form T-1 — filed herewith

(5)	Fitch Guidelines and Moody’s Guidelines ††
(e)	Form of Dividend Reinvestment Plan †

(f)	Long-Term Debt Instruments — none.

(g)	Form of Investment Management Agreement between Registrant and Kayne Anderson Capital Advisors, L.P. ****

(h)	Form of Underwriting Agreement ††††

(i)	Bonus, Profit Sharing, Pension Plans — not applicable.

(j)	Form of Custody Agreement ****

(k)	Other Material Contracts
(1)	Administrative Services Agreement †

(2)	Transfer Agency Agreement †

(3)	Accounting Services Agreement †

(4)	Form of Auction Agency Agreement ††††

(5)	Form of Broker-Dealer Agreement ††††

(6)	DTC Representations Letter ††††

(l)	Opinion and Consent of Venable LLP ††††

(m)	Non-Resident Officers/Directors — none.

(n)	Other Opinions and Consents — consent of independent registered public accounting firm ††††

(o)	Omitted Financial Statements — none.

(p)	Subscription Agreement — none.

(q)	Model Retirement Plans — none.

(r)	Code of Ethics

(1)	Code of Ethics of Registrant ****

(2)	Code of Ethics of Kayne Anderson Capital Advisors, L.P. †

(s)	(1)	Power of Attorney dated December 7, 2005 †††††

*	Previously filed as an exhibit to Registrant’s Registration Statement on Form N-2 (File No. 333-116479) as filed with the Securities and Exchange Commission on June 15, 2004 and incorporated herein by reference.

**	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-116479) as filed with the Securities and Exchange Commission on August 25, 2004 and incorporated herein by reference.

***	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 5 to its Registration Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 3 to its Registration Statement on Form N-2 (File No. 333-116479) as filed with the Securities and Exchange Commission on September 1, 2004 and incorporated herein by reference.

****	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 4 to its Registration Statement on Form N-2 (File No. 333-116479) as filed with the Securities and Exchange Commission on September 16, 2004 and incorporated herein by reference.

†	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 5 to its Registration Statement on Form N-2 (File No. 333-116479) as filed with the Securities and Exchange Commission on September 27, 2004 and incorporated herein by reference.

††	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-122381) as filed with the Securities and Exchange Commission on March 16, 2005 and incorporated herein by reference.

†††	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-122380) as filed with the Securities and Exchange Commission on March 30, 2005 and incorporated herein by reference.

††††	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-129325) as filed with the Securities and Exchange Commission on December 7, 2005 and incorporated herein by reference.

†††††	Previously filed as an exhibit to Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form N-2 (File No. 333-129325) as filed with the Securities and Exchange Commission on December 8, 2005 and incorporated herein by reference.

Item 25.	Marketing Arrangements — Reference is made to the underwriting agreement previously filed as exhibit (h) to the Registrant’s Registration Statement.

Item 26.	Other Expenses of Issuance and Distribution
     The following table sets forth the estimated expenses to be incurred in connection with the offering described in this Registration Statement:

Securities and Exchange Commission Fees	$6,420
Rating Agency Fees	$130,000
Printing and Engraving Expenses	$50,000
Legal Fees	$75,000
Marketing Expenses	$10,000
Accounting Expenses	$15,000
Auction Agent and Trustee Fees	$15,000
Transfer Agent Fees	$10,000
Miscellaneous Expenses	$10,000

Total	$321,420

Item 27.	Persons Controlled by or Under Common Control with Registrant — none.

Item 28.	Number of Holders of Securities as of November 30, 2005

Title of Class	Number of Record Holders
Auction Rate Senior Notes, Series A.	1
Auction Rate Senior Notes, Series B.	1
Auction Rate Senior Notes, Series C.	1
Auction Rate Preferred Stock, Series D, $0.001 par value per share	1
Common Stock, $0.001 par value per share.	31

Item 29.	Indemnification.
     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Registrant’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
     The Registrant’s charter authorizes the Registrant, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to obligate itself to indemnify any present or former director or officer or any individual who, while a director or officer of the Registrant and at its request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Registrant’s bylaws obligate the Registrant, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while a director or officer of the Registrant and at its request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Registrant to indemnify and advance expenses to any person who served any predecessor of the Registrant in any of the capacities described above and any of the Registrant’s employees or agents or any employees or agents of its predecessor, if any. In accordance with the 1940 Act, the Registrant will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
     Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 30.	Business and Other Connections of Investment Adviser.
     Kayne Anderson Capital Advisors, L.P. (the “Adviser”) serves as the Registrant’s investment adviser. Certain of the officers of the Adviser also serve as officers and/or directors for Kayne Anderson Rudnick Investment Management, LLC, an affiliate of the Adviser.
     Part B and Schedules A and D of Form ADV of the Adviser (SEC File No. 801-46991) incorporated herein by reference, sets forth the officers of the Adviser and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers during the past two years.

Item 31.	Location of Accounts and Records.
     The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, are kept by the Registrant or its custodian, transfer agent, administrator and fund accountant.

Item 32.	Management Services — not applicable.

Item 33.	Undertakings.
          (1) Registrant undertakes to suspend the offering of preferred stock until it amends the prospectus filed herewith if (1) subsequent to the effective date of its registration statement, the net asset value of the Company declines more than 10 percent from its net asset value of the Company as of the effective date of the registration statement, or (2) the net asset value of the Company increases to an amount greater than its net proceeds as stated in the prospectus.
          (2) Not Applicable.
          (3) Not Applicable.
          (4) Not Applicable.
          (5) Registrant undertakes that:
     (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant under Rule 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and
     (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
          (6) The Registrant undertakes to send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, any Statement of Additional Information.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, and the State of California, on the 9th day of December, 2005.
Kayne Anderson MLP Investment Company

By:	/s/ KEVIN MCCARTHY

Kevin McCarthy Chairman and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ KEVIN MCCARTHY*	Chairman and Chief Executive Officer

Kevin McCarthy

/s/ RALPH COLLINS WALTER*	Treasurer and Chief Financial Officer

Ralph Collins Walter

/s/ ANNE K. COSTIN*	Director

Anne K. Costin

/s/ STEVEN C. GOOD*	Director

Steven C. Good

/s/ TERRENCE J. QUINN*	Director

Terrence J. Quinn

Director

Gerald I. Isenberg

*By:	/s/ DAVID HEARTH	December 9, 2005

David Hearth, Attorney-in-Fact (Pursuant to Power of Attorney previously filed)

INDEX TO EXHIBITS

Exhibit		Exhibit Name

2(d)(4)	—	Statement of Eligibility of Trustee on Form T-1